Exhibit 99.1
Press Release
Odyssey HealthCare Announces Record Date and Meeting Date
for Special Meeting of Stockholders
     DALLAS, July 8, 2010 — Odyssey HealthCare, Inc. (Nasdaq: ODSY) today announced that it has established a record date and a meeting date for a special meeting of its stockholders. At the special meeting, stockholders of record will consider and vote upon a proposal to approve the merger transaction as a result of which Odyssey would become a wholly-owned subsidiary of Gentiva Health Services, Inc. (NASDAQ: GTIV), pursuant to the Agreement and Plan of Merger, dated as of May 23, 2010, between Odyssey and Gentiva.
     Odyssey stockholders of record at the close of business on Friday, July 2, 2010, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will be held on Monday, August 9, 2010, at 8:00 a.m. Central Time, at Odyssey’s principal offices located at 717 North Harwood Street, Suite 1600, Dallas, Texas 75201.
     The “go-shop” process, conducted by Odyssey with the assistance of Goldman, Sachs & Co., Odyssey’s financial advisor in connection with the merger, ended on June 22, 2010 at 11:59 p.m. (Central Time). During the “go-shop” period, Goldman Sachs held discussions on behalf of Odyssey with potential buyers but did not receive any alternative acquisition proposals. Odyssey continues to work with Gentiva to complete the merger.
     The transaction is expected to close during the month of August, subject to the satisfaction of standard closing conditions, including approval by Odyssey’s stockholders.
About Odyssey HealthCare, Inc.
     Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
Additional Information
     In connection with the proposed merger, on June 11, 2010, Odyssey filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Company Web site www.odsyhealth.com under “Investor Relations— InfoRequest.”

     The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which Odyssey’s stockholders will be asked to vote pursuant to the proxy statement, Odyssey’s stockholders are urged to read the definitive proxy statement and other documents filed by Odyssey when they become available.
Participants in the Solicitation
     Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the merger. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the preliminary proxy statement that Odyssey filed with the SEC.
Contact Information
Investor Contact:
R. Dirk Allison
Senior Vice President and Chief Financial Officer, Odyssey HealthCare, Inc.
214-922-9711
Media Contact:
Andy Brimmer / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449